EXHIBIT 9

AIG Life and Retirement
1999 Avenue of the Stars
Los Angeles, CA 90067
www.aig.com
Manda Ghaferi
Vice President and
Deputy General Counsel
T + 1 310 772 6545
F + 1 310 772-6569
mghaferi@sunamerica.com
November 3, 2014
U.S. Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington DC 20549
Dear Madam/Sir:
Referring to this Registration Statement on behalf of FS Variable Separate Account (the “Separate Account”) and the Registration Statement on Form N-4/A filed November 3, 2014 (the “Registration Statements”) on behalf of the Separate Account and having examined and being familiar with the Articles of Incorporation and By-Laws of The United States Life Insurance Company in the City of New York (“USL”), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:
1)	USL is a duly organized and existing stock life insurance company under the laws of the State of New York;

2)	The Separate Account is a duly organized and existing separate account of USL;

3)	Assets allocated to the Separate Account are owned by USL and USL is not a trustee with respect thereto. The annuity contracts provide that the portion of the assets of the Separate Account equal to the reserves and other annuity contract liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business USL may conduct. USL reserves the right to transfer assets of the Separate Account in excess of such reserves and other liabilities to the general account of USL.

4)	The annuity contracts being registered by the Registration Statement will, upon sale thereof, be duly authorized and constitute validly issued and binding obligations of USL in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.
I am admitted to the bar in the State of California, and I do not express any opinion as to the laws of any other jurisprudence. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.
Very truly yours,
/S/ MANDA GHAFERI
Manda Ghaferi